Exhibit 24.2
DUKE ENERGY CORPORATION
Power of Attorney
Post-Effective Amendments to Registration Statement on Form S-8,
File Number 333-141023, originally relating to registration of
60,000,000 shares of Common Stock,
par value $0.001 per share
     The undersigned officer and directors of Duke Energy Corporation, a Delaware corporation, do each hereby constitute and appoint Lynn J. Good, Marc E. Manly, Stephen G. De May, David S. Maltz and Robert T. Lucas III, and each of them, to act as attorneys-in-fact for and in the respective names, places and stead of the undersigned, to execute, seal, sign and file with the Securities and Exchange Commission one or more Post-Effective Amendments to Duke Energy Corporation’s Registration Statement on Form S-8, File Number 333-141023, hereby granting to said attorneys-in-fact, and each of them, full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or proper to be done in and about the premises, as fully to all intents and purposes as the undersigned, or any of them, might or could do if personally present, hereby ratifying and approving the acts of said attorneys-in-fact.
     Executed as of the 2nd day of August, 2010.

SIGNATURE	TITLE

/s/ Lynn J. Good Lynn J. Good	Group Executive and Chief Financial Officer (Principal Financial Officer)

/s/ John H. Forsgren John H. Forsgren	Director

/s/ Philip R. Sharp Philip R. Sharp	Director